Exhibit 4.54

EXECUTION VERSION

SECOND AMENDMENT AND CONSENT TO

TERM LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT AND CONSENT TO TERM LOAN AND SECURITY AGREEMENT, dated as of July 20, 2009 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Loan Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Loan Agreement referred to below (collectively, the “Lenders”), and (iv) GB MERCHANT PARTNERS, LLC, in its capacity as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Term Loan and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Canadian Borrower has informed the Administrative Agent that the Canadian Borrower desires to form a wholly owned Canadian Subsidiary and, substantially contemporaneously with the formation of such Subsidiary, to join such Subsidiary as a Guarantor under the Loan Agreement and the applicable Loan Documents and grant security interests in and Liens on such Subsidiary’s assets, all as set forth in Section 10.1.9 of the Loan Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9; and

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Loan Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by:

(a) Adding the following definition of “Newco” in proper alphabetical order:

“Newco – A wholly owned Subsidiary of the Canadian Borrower, which is to be formed under the laws of Canada or such other jurisdiction acceptable to the Administrative Agent in its sole discretion.”

(b) Restating the definition of “Intercompany Debt” in its entirety as follows:

“Intercompany Debt – unsecured Debt of any Loan Party owing to another Loan Party; provided that (i) all such Debt shall be evidenced by promissory notes and all such notes shall be subject to a Lien in favor of the Administrative Agent pursuant to the Security Documents, (ii) all such Debt shall be unsecured and subordinated in right of payment to the Full Payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in each such case, is satisfactory to the Administrative Agent, and (iii) any payment by any such Loan Party to any other Loan Party under any guaranty of the Obligations or otherwise shall result in a pro tanto reduction of the amount of any Debt owed by such Loan Party to such other Loan Party for whose benefit such payment is made; provided, further, that under no circumstances shall any Debt owing by Newco to any other Loan Party constitute Intercompany Debt hereunder.”

§2. Amendment to Section 10.2.6 of the Loan Agreement. Section 10.2.6 of the Loan Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting the following new clause (b) in its stead:

“(b) The Borrowers shall be permitted to pay Gestofi SA fees and expenses in an aggregate amount not greater than $250,000 in any Fiscal Year, payable monthly in arrears in equal monthly payments of up to $20,833.33, for services to be provided to the Borrowers by Mr. Niccolo Rossi, an employee of Gestofi SA, provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom.”

§3. Amendment to Section 10.2.9 of the Loan Agreement. Section 10.2.9 of the Loan Agreement is hereby amended by adding the following new paragraph (g) therein in the appropriate alphabetical order:

“(g) A one-time Investment by the Borrowers in Newco, in an amount not to exceed $50,000.00, provided, that (i) no Default or Event of Default shall be continuing under this Agreement at the time of such Investment or will result from such Investment and (ii) the Borrowers shall have caused Newco to join as a Guarantor under this Agreement and the other applicable Loan Documents and to grant security interests in and Liens on Newco’s assets, all as set forth in Section 10.1.9 of this Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9.”

§4. Amendment to Section 10.2.10 of the Loan Agreement. Section 10.2.10 of the Loan Agreement is hereby amended by deleting clause (c) therein in its entirety and replacing it with the following new clause (c):

“(c) the Montrovest Debt or any Additional Subordinated Debt prior to its due date under the Montrovest Debt Documents or the Additional Subordinated Debt Documents relating to such Additional Subordinated Debt, as applicable, and as in effect on the date of entry thereof (in each case, or as amended thereafter in accordance with Section 10.2.11), unless otherwise permitted pursuant to Section 10.2.12.”

§5. Amendment to Section 10.2.12 of the Loan Agreement. Section 10.2.12 of the Loan Agreement is hereby amended by adding the following new paragraph (e) in the correct alphabetical order of such Section:

“(e) Make any payments in respect of any Additional Subordinated Debt other than to the extent permitted pursuant to the Subordination Agreement entered into in connection with such Additional Subordinated Debt.”

§6. Amendment to Section 10.2.22 of the Loan Agreement. Section 10.2.22 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“10.2.22. Canadian Subsidiaries. Permit the Canadian Borrower to have any Subsidiary other than the US Borrower, BME IPCO and Newco, provided that in respect of Newco, (i) in its reasonable discretion, the Administrative Agent shall have approved the formation of such Person in writing at least two (2) Business Days but no more than seven (7) Business Days prior to the filing of any Organizational Documents with any Governmental Authority, (ii) substantially contemporaneously with the formation of Newco, the Borrowers shall have caused Newco to join as a Guarantor under this Agreement and the applicable Loan Documents and to grant security interests in and Liens on Newco’s assets, all as set forth in Section 10.1.9 of this Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9, and (iii) substantially contemporaneously with the opening of any Deposit Account (other than any Exempt Deposit Account) by Newco, the Borrowers shall have caused Newco and the relevant Deposit Account Bank to enter into a Deposit Account Control Agreement as set forth in Section 7.4.2 of this Agreement.”

§7. Amendment to Schedule 1.1(a) to the Loan Agreement. Schedule 1.1(a) to the Loan Agreement is hereby amended by deleting such Schedule 1.1(a) in its entirety and substituting therefor Schedule 1.1(a) attached hereto as Exhibit A.

§8. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Loan Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Loan Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Loan Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Loan Agreement, a breach of which shall constitute an Event of Default.

§9. Consent to Formation of Newco. Subject to the conditions precedent set forth in Section 8 of this Amendment, the Administrative Agent and the Lenders hereby consent, on a one-time basis, to the formation by the Canadian Borrower of a new wholly owned Subsidiary of the Canadian Borrower, provided that (i) in its reasonable discretion, the Administrative Agent shall have approved the formation of such Person in writing at least two (2) Business Days but no more than seven (7) Business Days prior to the filing of any Organizational Documents with any Governmental Authority, and (ii) substantially contemporaneously with the formation of such Subsidiary, the Borrowers shall have caused such Subsidiary to join as a Guarantor under the Loan Agreement and the applicable Loan Documents and to grant security interests in and Liens on such Subsidiary’s assets, all as set forth in Section 10.1.9 of the Loan Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9.

§10. Consent to Third Revolver Amendment. Reference is made to that certain Third Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement dated as of even date herewith by, among others, the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Revolving Credit Agents, a copy of which is attached hereto as Exhibit B (the “Third Revolver Amendment”), pursuant to which the Revolving Credit Agents, the Revolving Credit Lenders, the Borrowers and the Guarantors have agreed, among other things, to (i) the permanent reduction of the Tranche A-1 Commitments under the Revolving Credit Agreement by an amount equal to $750,000 from $9,000,000 to $8,250,000 and to the repayment of the Tranche A-1 Loans under the Revolving Credit Agreement in an amount equal to $750,000, and (ii) amend the definitions of “Canadian Borrowing Capacity” and “Eligible Private Label and Corporate Accounts” to include certain assets of Newco, in each case as further described therein. Pursuant to the provisions of Section 7.1(ii) of the Intercreditor Agreement, the consent of the Term Loan Agent is required to effect certain of the amendments set forth in the Third Revolver Amendment. By its execution below, the Term Loan Agent hereby consents to the portions of such Third Revolver Amendment with respect to which its consent is required pursuant to Section 7.1(ii) of the Intercreditor Agreement. Such consent relates only to the terms set forth in the Third Revolver Amendment attached hereto as Exhibit B and shall not be deemed to constitute a continuing consent to any other amendment to the Revolving Credit Agreement for which the consent of the Term Loan Agent is required pursuant to the terms of the Intercreditor Agreement.

§11. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions which must occur on or prior to July 20, 2009 (the “Effective Date”), in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent and each of the Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received a duly executed copy of the Third Revolver Amendment.

(c) The Borrowers shall have duly executed and delivered amended and restated, if applicable, Notes to each of the Lenders.

(d) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Riemer & Braunstein LLP and Osler, Hoskin & Harcort LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(e) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§12. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent or any Lender (or, with respect to the Loan Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§13. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Loan Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the

Lenders and the Administrative Agent, as applicable, under the Loan Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Loan Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Loan Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402)).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by the Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Signature Page to Second Amendment and Consent to

Term Loan and Security Agreement

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Signature Page to Second Amendment and Consent to

Term Loan and Security Agreement

ADMINISTRATIVE AGENT:

GB MERCHANT PARTNERS, LLC

By:	/s/ Wendy Landon
Name:	Wendy Landon
Title:	Managing Director

Signature Page to Second Amendment and Consent to

Term Loan and Security Agreement

LENDERS:

1903 ONSHORE FUNDING, LLC

By:	GB Merchant Partners, LLC, Its Investment Manager

By:	/s/ Wendy Landon
Name:	Wendy Landon
Title:	Managing Director

1903 OFFSHORE LOANS SPV LIMITED

By:	GB Merchant Partners, LLC, Its Investment Manager

By:	(s) Wendy Landon
Name:	Wendy Landon
Title:	Managing Director

Signature Page to Second Amendment and Consent to

Term Loan and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Loan Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 8 and Section 12 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Guarantor Acknowledgment Page to Second Amendment and Consent to

Term Loan and Security Agreement

Exhibit A

SCHEDULE 1.1(A)

COMMITMENTS OF THE LENDERS

Lender	Commitment	Pro Rata Share
1903 Onshore Funding, LLC	$6,500,000.00	500.0%

1903 Offshore Loans SPV Limited	$6,500,000.00	500.0%

TOTAL	$13,000,000.00	100.0%

Exhibit B

Third Revolver Amendment

[see attached]